                                                                      [_]

                                                                    Exhibit 4.12

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                      OF
                              PCSUPPORT.COM, INC.

             (Incorporated under the laws of the State of Nevada)

                                                  Warrant Certificate No. W01-.

THIS IS TO CERTIFY THAT, for value received, ., the holder of this Warrant, is entitled to purchase:

                                     . (.)

non-assessable shares of common stock of PCSupport.com, Inc. (hereinafter called the "Company") as such shares were constituted on June ., 2001 at any time up to 4:00 p.m. local time at the City of Burnaby, Province of British Columbia, on June ., 2002 at and for a price of US$0.75 per share, of lawful money of the United Stated of America, upon and subject to the terms and conditions attached hereto.

This Warrant may not be transferred by the holder. This Warrant may be exercised only at the offices of the Company, Suite 300 - 3605 Gilmore Way, Burnaby, British Columbia, V5G 4X5.

PCSUPPORT.COM, INC.


Per: _________________________
     Director

DATE: June ., 2001

                      TERMS, CONDITIONS AND INSTRUCTIONS


1. The holder of this warrant may subscribe for the number of shares of the Company indicated on the face hereof.

2. For each share purchased pursuant to this warrant on or before June ., 2002, payment must be made in the amount of US$0.75 per share. All payments must be made in United States funds, in cash or by certified cheque, bank draft or money order payable, at par, in Burnaby, British Columbia. If payment is made by way of an uncertified cheque, the Company reserves the right to deem that the payment has not been received until the cheque has cleared the account upon which it has been drawn.

3. To exercise the rights evidenced by this warrant, this warrant with the following Subscription Form completed, must be delivered or mailed to the Company, Suite 300 - 3605 Gilmore Way, Burnaby, British Columbia, V5G 4X5, and received by that company.

4. The rights evidenced by this warrant expire at 4:00 p.m. local time in Vancouver, British Columbia, on June ., 2002.

5.   The rights evidenced by this warrant may not be transferred.

6. If this warrant or the purchase price are forwarded by mail it is suggested that registered mail be used as the Company will not be responsible for any losses which occur through the use of mails.

7. The rights evidenced by this warrant are to purchase common shares in the capital stock of the Company as they were constituted on June ., 2001. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Company by way of consolidation, merger, sub-division, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both the number of shares of the Company which may be purchased pursuant hereto or the price at which such shares may be purchased, by corresponding amounts, so that the right evidenced hereby shall thereafter be as reasonably as possible equivalent to those originally granted hereby. The Company shall have the sole and exclusive power to make adjustments as it considers necessary and desirable.

8. The holder of this warrant shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the holder are limited to those expressed in this warrant and are not enforceable against the Company except to the extent set forth herein.

9. This warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                               SUBSCRIPTION FORM


The undersigned, holder of the within warrant, hereby subscribes for ______________________ common shares of PCSupport.com, Inc. If the number of shares purchased hereby does not exercise all of the rights evidenced by this warrant, the holder requests issuance and delivery to it at the following address of a new warrant evidencing the unused rights. The undersigned directs that the shares hereby subscribed for be issued and delivered to it as follows:


       NAME                        ADDRESS                    NO. OF SHARES
       ----                        -------                    -------------






DATED this ______ day of ________________, 200____.


____________________________
Signature

____________________________
Name (please print)


____________________________
Address